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                                                                     EXHIBIT 5.1

                                November 26, 1997
Budget Group, Inc.
125 Basin Street
Suite 210
Daytona Beach, Florida 32114

  Re:  Budget Group Inc. -- Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel for Budget Group, Inc., a Delaware corporation (the "Company") in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to
(i) the registration of up to $80,000,000 aggregate principal amount of 7.0% Convertible Subordinated Notes, Series A, due 2007 and up to $45,000,000 aggregate principal amount of 6.85% Convertible Subordinated Notes, Series B, due 2007 (together, the "Convertible Notes") to be issued pursuant to an Indenture to be entered into between the Company and The Chase Manhattan Bank as Trustee (the "Indenture"), said Convertible Notes being convertible into up to 5,595,482 shares (the "Secondary Shares") of the Company's Class A Common Stock, par value $.01 per share ("Common Stock"), and (ii) the registration of up to 246,167 additional shares of Common Stock (the "Conversion Shares"; together with the Secondary Shares, the "Shares"), all of which are to be sold by certain security-holders of the Company (the "Selling Securityholders").

     In connection with this opinion, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied upon statements and representations of representatives of the Company and of public officials.

     This opinion is limited in all respects to the federal laws of the United States of America, the General Corporation Law of the State of Delaware, and the laws of the State of New York, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

     Based upon the foregoing, and the other limitations and qualifications set forth herein, we are of the opinion that:

          (i) upon the authorization, execution and delivery of the Indenture, the Indenture will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms;

          (ii) the Convertible Notes, when duly authorized by the Company, executed on behalf of the Company, authenticated by the Trustee under the Indenture, and delivered in accordance with the Indenture, will be validly issued, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the Indenture in accordance with their terms and the terms of the Indenture; and

          (iii) the Conversion Shares, when issued upon conversion of the Convertible Notes in accordance with the terms of the Indenture, will be validly issued, fully paid and nonassessable; and

          (iv) the Secondary Shares are validly issued, fully paid and nonassessable.
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Budget Group, Inc.
Page (2)

     The opinions set forth above are subject, as to enforcement, to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, and
(ii) general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or law).

     This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This letter is being rendered solely for the benefit of the Company in connection with the matters addressed herein. This opinion may not be furnished to or relied upon by any person or entity for any purpose without our prior written consent.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus that is included in the Registration Statement.

                                          Very truly yours,

                                          KING & SPALDING